Exhibit 10.1

AGREEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have reviewed WikiLoan, Inc.’s Form 8-K as of October 20, 2010, and are in agreement with management’s determination that beneficial conversion features in certain convertible debt instruments were not properly accounted for in accordance with GAAP, and according, the previously issued financial statements included in the Company’s Form 10-K for the year ended January 31, 2010, and the Quarterly Reports on Form 10-Q for the periods ended April 30, 2010 and July 31, 2010 should not be relied on.

/s/ PS STEPHENSON & CO, P.C.

PS Stephenson & Co., P.C.
Certified Public Accountants
Wharton, Texas
October 20, 2010